EXHIBIT 23.2

Chang G. Park, CPA, Ph. D.
♦ 2667 CAMINO DEL RIO S. SUITE B ♦ SAN DIEGO ♦ CALIFORNIA 92108 ♦
♦ TELEPHONE (858)722-5953 ♦ FAX (858) 761-0341 ♦ FAX (858) 764-5480
♦ E-MAIL changgpark@gmail.com ♦

July 9, 2009

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dot VN, Inc. of our report dated July 25, 2008 on the audited financial statements of Dot VN, Inc. as of April 30, 2008 and 2007 appearing in Dot VN, Inc’s Registration Statement on Form SB-2 filed September 17, 2007, as amended on Form S-1 on March 12, 2008, April 29, 2008, June 3, 2008, July 30, 2008 and August 1, 2008.

Very truly yours,

/s/ Chang G. Park
Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board